Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement No. 333-256660 on Form N-2 of our report dated May 28, 2021, relating to the consolidated financial statements and consolidated financial highlights of Pomona Investment Fund appearing in the Annual Report on Form N-CSR of Pomona Investment Fund for the year ended March 31, 2021.

/s/ KPMG LLP

New York, New York

September 27, 2022